Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On September 15, 2013, Post Holdings, Inc. (“Post” or the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Viterra Inc. (“Viterra”) pursuant to which Post agreed to purchase from Viterra (the “Acquisition”) all of the stock of Agricore United Holdings Inc. (“Agricore”). Agricore is the parent company of Dakota Growers Pasta Company, Inc. (“Dakota Growers”), a manufacturer of dry pasta for retail and institutional markets. The consolidated and combined financial statements of Agricore include interests in the assets, liabilities, revenues and expenses attributable to Dakota Growers and management’s estimates of Viterra’s general and administrative expenses attributable to these operations. As part of the Acquisition, Post also agreed to acquire durum wheat inventory held by Viterra for the Dakota Growers business. The purchase price payable by Post under the Agreement is $370 million, on a debt-free, cash-free basis, subject to a working capital adjustment. Post paid Viterra approximately $366.2 million at closing to consummate the Acquisition effective on January 1, 2014.

The following unaudited pro forma condensed consolidated financial information is based on the historical consolidated financial information of Post and the consolidated and combined carve-out information of Agricore and has been prepared to reflect the Acquisition and related financing. The Company financed the transaction with cash on hand as of January 1, 2014 which was principally derived from the net proceeds of the Company’s issuance of $350 million of principal value of 7.375% senior notes on July 18, 2013.

The unaudited pro forma condensed consolidated financial information is provided for informational purposes only. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of operating results that would have been achieved had the acquisition been completed as of October 1, 2012 and does not intend to project the future financial results of Post after the Acquisition. The unaudited pro forma condensed consolidated balance sheet does not purport to reflect what Post’s financial condition would have been had the transaction closed on December 31, 2013 or for any future or historical period. The unaudited pro forma condensed consolidated statements of operations and balance sheet are based on certain assumptions, described in the accompanying notes, which management believes are reasonable and do not reflect the cost of any integration activities or the benefits from the Acquisition and synergies that may be derived.

Post’s fiscal year ends in September, while Agricore’s fiscal year ends in October. The unaudited condensed consolidated balance sheet combines the unaudited consolidated balance sheet of Post as of December 31, 2013 and the audited consolidated and combined carve-out balance sheet of Agricore as of October 31, 2013. The full-year unaudited pro forma condensed consolidated statement of operations for the year ended September 30, 2013, combines the audited consolidated statement of operations for Post for the fiscal year ended September 30, 2013 with the audited consolidated and combined carve-out statement of operations for Agricore for the fiscal year ended October 31, 2013. The interim unaudited pro forma condensed consolidated statement of operations for the three months ended December 31, 2013 combines the unaudited statement of operations of Post for the three months ended December 31, 2013 and the unaudited statement of operations of Agricore for the three months ended October 31, 2013.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the following information:

•	notes to the unaudited pro forma condensed consolidated financial information;

•	Post’s Current Report on Form 8-K filed September 16, 2013, including exhibits thereto;

•
unaudited interim financial statements of Post as of and for the three months ended December 31, 2013, which are included in Post’s Quarterly Report on Form 10-Q for the three months ended December 31, 2013, as filed with the SEC;

•
audited financial statements of Post as of and for the year ended September 30, 2013, which are included in Post’s Annual Report on Form 10-K for the year ended September 30, 2013, as filed with the SEC; and

•	audited financial statements of Agricore as of and for the year ended October 31, 2013, which are included in Exhibit 99.1 of Post’s Current Report on Form 8-K/A filed on January 21, 2014.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2013
(in millions)

	Post Historical	Agricore Historical	Pro Forma Adjustments		Pro Forma
Assets
Current Assets
Cash and cash equivalents	$884.9	$5.6	$—		$890.5
Restricted cash	1.1	—	—		1.1
Receivables, net	84.9	85.2	—		170.1
Inventories	120.8	35.0	8.5	(a)	164.3
Deferred income taxes	12.1	—	(1.3)	(b)	10.8
Prepaid expenses and other current assets	10.8	7.2	—		18.0
Total current assets	1,114.6	133.0	7.2		1,254.8
Property, net	387.7	76.8	—		464.5
Goodwill	1,489.6	155.1	(45.0)	(c)	1,599.7
Other intangible assets, net	892.7	32.3	120.5	(d)	1,045.5
Cash advance for acquisition	366.2	—	(366.2)	(e)	—
Deferred income taxes	2.2	—	—		2.2
Other assets	36.1	2.0	—		38.1
Total assets	$4,289.1	$399.2	$(283.5)		$4,404.8
Liabilities and Equity
Current Liabilities
Accounts payable	$56.8	$28.7	$3.0	(f)	$88.5
Other current liabilities	94.3	8.9	—		103.2
Total current liabilities	151.1	37.6	3.0		191.7
Long-term debt	1,932.9	—	—		1,932.9
Deferred income taxes	302.4	32.4	45.7	(b)	380.5
Other liabilities	117.0	—	—		117.0
Total liabilities	2,503.4	70.0	48.7		2,622.1
Equity
Preferred stock	0.1	—	—		0.1
Common stock	0.3	225.2	(225.2)	(g)	0.3
Additional paid-in capital	1,811.2	104.0	(104.0)	(g)	1,811.2
Retained earnings (accumulated deficit)	42.9	—	(3.0)	(g)	39.9
Accumulated other comprehensive loss	(15.4)	—	—		(15.4)
Treasury stock	(53.4)	—	—		(53.4)
Total equity	1,785.7	329.2	(332.2)		1,782.7
Total liabilities and equity	$4,289.1	$399.2	$(283.5)		$4,404.8

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended September 30, 2013
(in millions, except per share data)

	Post Historical	Agricore Historical	Pro Forma Adjustments		Pro Forma
Net Sales	$1,034.1	$283.1	$—		$1,317.2
Cost of goods sold	(609.2)	(231.8)	—		(841.0)
Gross Profit	424.9	51.3	—		476.2
Selling, general and administrative expenses	(294.4)	(15.6)	—		(310.0)
Amortization of intangible assets	(14.6)	(2.3)	(9.7)	(d)	(26.6)
Restructuring expense	(3.8)	—	—		(3.8)
Impairment of goodwill and other intangible assets	(2.9)	—	—		(2.9)
Other operating expenses, net	(1.4)	(3.4)	—		(4.8)
Operating Profit	107.8	30.0	(9.7)		128.1
Interest expense	(85.5)	(5.7)	(14.4)	(h)	(105.6)
Earnings before Income Taxes	22.3	24.3	(24.1)		22.5
Income tax provision	(7.1)	(7.5)	7.7	(b)	(6.9)
Net Earnings	15.2	16.8	(16.4)		15.6
Preferred stock dividends	(5.4)	—	—		(5.4)
Net Earnings Available to Common Stockholders	$9.8	$16.8	$(16.4)		$10.2

Earnings per Share:
Basic	$0.30				$0.31
Diluted	$0.30				$0.31

Weighted-average Shares Outstanding (in millions of shares):
Basic	32.7				32.7
Diluted	33.0				33.0

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended December 31, 2013
(in millions, except per share data)

	Post Historical	Agricore Historical	Pro Forma Adjustments		Pro Forma
Net Sales	$297.0	$69.0	$—		$366.0
Cost of goods sold	(182.5)	(56.7)	—		(239.2)
Gross Profit	114.5	12.3	—		126.8
Selling, general and administrative expenses	(83.0)	(4.3)	—		(87.3)
Amortization of intangible assets	(5.7)	(0.4)	(2.6)	(d)	(8.7)
Restructuring expense	(0.5)	—	—		(0.5)
Other operating expenses, net	(0.1)	—	—		(0.1)
Operating Profit	25.2	7.6	(2.6)		30.2
Interest expense	(29.0)	—	—	(h)	(29.0)
(Loss) Earnings before Income Taxes	(3.8)	7.6	(2.6)		1.2
Income tax benefit (provision)	1.4	(1.2)	1.0	(b)	1.2
Net (Loss) Earnings	(2.4)	6.4	(1.6)		2.4
Preferred stock dividends	(2.6)	—	—		(2.6)
Net (Loss) Earnings Available to Common Stockholders	$(5.0)	$6.4	$(1.6)		$(0.2)

(Loss) Earnings per Share:
Basic	$(0.15)				$(0.01)
Diluted	$(0.15)				$(0.01)

Weighted-average Shares Outstanding (in millions of shares):
Basic	32.7				32.7
Diluted	32.7				32.7

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
(dollars in millions, except per share data)

Basis of Pro Forma Presentation
The unaudited pro forma condensed consolidated financial information presented here is based on the historical audited and unaudited consolidated financial statements of Post and the audited and unaudited consolidated and combined carve-out financial statements of Agricore. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2013 assumes the Acquisition was completed on that date. The unaudited pro forma condensed consolidated statements of operations for the year ended September 30, 2013 and the three months ended December 31, 2013 assume the Acquisition was completed on October 1, 2012. The Company financed the Acquisition with cash on hand as of the closing date which was principally derived from the net proceeds of the Company’s issuance of $350 of principal value of 7.375% senior notes on July 18, 2013. Accordingly, no pro forma adjustments have been made for the financing transaction in the unaudited pro forma condensed consolidated balance sheet as of December 31, 2013 because the effects of the financing are already included in Post’s unaudited consolidated balance sheet as of that date. Pro forma adjustments related to the financing have been made in the unaudited pro forma condensed consolidated statement of operations for the year ended September 30, 2013 to reflect the impact of the financing as if it had been completed on October 1, 2012 rather than July 18, 2013. No pro forma adjustments related to the financing have been made in the unaudited pro forma condensed consolidated statement of operations for the three months ended December 31, 2013 because Post’s historical unaudited financial statements include the impact of the financing for the entire three month period.

Pro forma adjustments reflected in the unaudited pro forma condensed consolidated balance sheet are based on items that are directly attributable to the Acquisition and that are factually supportable. Pro forma adjustments reflected in the unaudited pro forma condensed consolidated statements of operations are based on items directly attributable to the acquisition and related financing, and that are factually supportable and expected to have a continuing impact on Post.

The Acquisition will be accounted for as a business combination. Accordingly, the total purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values. At this time, Post has not yet completed a detailed valuation analyses to determine the fair values of Agricore’s assets and liabilities. Accordingly, the unaudited pro forma condensed consolidated financial information includes a preliminary allocation of the purchase price based on assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, which may be material. In addition, Post has not yet completed the due diligence necessary to identify all of the adjustments required to conform Agricore’s accounting policies to Post’s or to identify other items that could significantly impact the purchase price allocation or the assumptions and adjustments made in the preparation of this unaudited pro forma condensed consolidated financial information. Upon completion of detailed valuation analyses, there may be additional increases or decreases to the recorded book values of Agricore’s assets and liabilities, including but not limited to trademarks, customer relationships and other intangible assets and property, plant and equipment that could give rise to future amounts of depreciation and amortization expense that are not reflected in the information contained in this unaudited pro forma condensed consolidated information. Accordingly, once the necessary valuation analyses have been performed and the final purchase price allocation has been completed, actual results may differ materially from the information presented in this unaudited pro forma condensed consolidated financial information. Additionally, the unaudited pro forma condensed consolidated statement of operations does not reflect the cost of any integration activities or benefits from the Acquisition and synergies that may be derived from any integration activities, both of which may have a material effect on Post’s consolidated results of operations in periods following the completion of the Acquisition.

Certain amounts in Agricore’s historical balance sheet and statement of operations have been reclassified to conform to Post’s presentation.

Transaction Summary
Post paid Viterra approximately $366.2 at closing to consummate the Acquisition effective on January 1, 2014. The purchase price is subject to adjustment based on final net working capital and other variables per the terms of the Agreement; however, for the purpose of preparing the unaudited condensed consolidated financial information, $366.2 was considered the total consideration for the Acquisition.

Below is a summary of the preliminary allocation of purchase consideration to the book value of net assets acquired and certain valuation adjustments related to the Acquisition:

Total consideration	$366.2
Allocated to:
Historical net book value of Agricore (g)	$329.2
Acquisition of Viterra durum wheat inventory (a)	5.0
Preliminary valuation adjustment to inventories (a)	3.5
Preliminary valuation adjustment to identifiable intangible assets (d)	120.5
Deferred tax impact of preliminary valuation adjustments (b)	(47.0)
Residual adjustment to goodwill created by the business combination (c)	(45.0)
Total acquisition cost allocated	$366.2

Pro Forma Adjustments

(a)
Agricore’s historical inventory values have been adjusted to estimated fair value. In addition, in accordance with the terms of the Agreement, Post purchased approximately $5.0 of durum wheat inventory previously held by Viterra.

(b)
Deferred income tax impacts in the pro forma condensed consolidated balance sheet as a result of purchase accounting have been estimated at Post’s incremental statutory tax rate of 37.94%. Income tax expense impacts in the pro forma condensed consolidated statement of operations as a result of purchase accounting and other pro forma adjustments have been estimated using Post’s historical effective tax rate of approximately 31.84% and 36.84% for the year ended September 30, 2013 and the three months ended December 31, 2013, respectively. Post’s effective tax rate was utilized to tax effect statement of operations adjustments because that rate also approximates the effective tax rate of Agricore for the annual period presented and was considered by management to be a more accurate measure of the tax effect of pro forma and purchase accounting adjustments for both the annual and interim periods presented.

(c)	Represents the incremental goodwill resulting from purchase accounting after estimating the fair value of the identifiable assets acquired and liabilities assumed. See “Transaction Summary” above.

(d)
For purposes of the preliminary purchase price allocation discussed in “Transaction Summary” above, Post estimated the fair value of Agricore’s identifiable intangible assets at $152.8, including approximately $64.6 of trademark intangibles and approximately $88.2 of customer relationships, representing an increase of approximately $120.5 to the historical net book value of Agricore’s identifiable intangible assets. For the purpose of determining additional pro forma amortization expense to be recorded in the unaudited pro forma condensed consolidated statements of operations, the total estimated fair value of identifiable intangible assets was assumed to have a weighted average useful life of approximately 13 years.

(e)
On December 31, 2013, Post made an advance payment of $366.2 to fund the Acquisition consideration. The advance was made from cash on hand and restricted cash which was principally derived from the net proceeds of the Company’s issuance of $350 principal value of 7.375% senior notes on July 18, 2013. The senior notes were sold at a premium of 105.75. The restricted cash was deposited in escrow at the time of signing the Agreement for the purpose of funding a portion of the purchase price at closing, which was effective January 1, 2014.

(f)
The estimated acquisition-related costs to be incurred, to the extent not already recorded in Post’s historical financial statements, have been reflected as an increase in accounts payable in the unaudited pro forma condensed consolidated balance sheet. These costs, which are expensed as incurred, include investment banking fees, filing fees, legal fees, accounting fees and other costs directly related to the business combination.

(g)
Agricore’s historical equity accounts (the total of which is equal to its net book value) were eliminated as a result of the acquisition. In addition, retained earnings has been reduced to reflect certain acquisition-related expenses as described in note (f) above.

(h)
As discussed in “Basis of Presentation” above, the purchase consideration for the Acquisition was from cash on hand at the time of the closing date which was principally derived from the net proceeds of the Company’s issuance of $350 of principal value of 7.375% senior notes on July 18, 2013. For purposes of the unaudited pro forma condensed consolidated statement of operations for the year ended September 30, 2013 it was assumed that the senior notes were issued on October 1, 2012 and incremental interest expense, including amortization of related issue premium and deferred financing costs, was estimated for the period of October 1, 2012 through July 17, 2013 to derive the pro forma adjustment. No pro forma adjustment for incremental interest expense was recorded in the unaudited pro forma statement of operations for the three months ended December 31, 2013 because Post’s historical financial statements contained interest expense and related premium amortization for the $350 of principal value of 7.375% senior notes for that entire time period. Interest expense reported in the historical statement of operations of Agricore was removed as the Acquisition was consummated on a debt free basis.